Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
866-508-4969	415-433-3777	916-403-2790
Investorrelations@pacificethanol.com		paulk@pacificethanol.com

Pacific Ethanol Reports Third Quarter 2015 Results

– Net sales grew 38% over the third quarter of 2014 –

– Record total gallons sold for the third quarter of 2015 at 211.6 million –

– GAAP net loss per share was $0.36 and adjusted net loss per share was $0.18 –

– Adjusted EBITDA was $2.4 million –

– Reflects first quarter of consolidating Aventine operations –

Sacramento, CA, November 4, 2015 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels in the United States, reported its financial results for the three- and nine-months ended September 30, 2015.

Neil Koehler, the company’s president and CEO, stated: “Our third quarter of 2015 results were impacted by the lower production margin environment and one-time expenses related to our recent acquisition of the Aventine assets. We made great strides at integrating and improving the new production facilities and are beginning to see the benefits of this important acquisition. We remain focused on optimizing all of our assets, expanding our ethanol marketing, and building on our success of implementing plant improvement and yield enhancement initiatives. We are well positioned to expand our market share and improve our financial results.”

Financial Results for the Three Months Ended September 30, 2015

Net sales were $380.6 million for the third quarter of 2015, an increase of 38% when compared to $275.6 million for the third quarter of 2014.

Cost of goods sold was $388.0 million for the third quarter of 2015 and included $8.7 million in purchase accounting adjustments. These one-time, largely non-cash adjustments were related to the company’s acquisition of Aventine Renewable Energy, which closed on July 1, 2015. Cost of goods sold for the third quarter of 2014 was $257.6 million.

Gross loss was $7.4 million for the third quarter of 2015, compared a gross profit of $18.0 million for the third quarter of 2014, reflecting a decrease in production margins compared to the prior year.

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Selling, general and administrative (“SG&A”) expenses were $7.4 million for the third quarter of 2015, compared to $4.4 million for the third quarter of 2014.

Operating loss for the third quarter of 2015 was $14.8 million, compared to operating income of $13.6 million for the third quarter of 2014.

Interest expense, net for the third quarter of 2015 was $5.2 million, compared to $1.1 million for the third quarter of 2014.

Provision for income taxes for the third quarter of 2015 was a benefit of $3.9 million, compared to an expense of $3.2 million for the third quarter of 2014.

Net loss available to common stockholders for the third quarter of 2015 was $15.0 million, or $0.36 per diluted share, and includes $8.7 million in purchase accounting adjustments. This compares to net income available to common stockholders of $3.7 million, or $0.15 per diluted share, for the third quarter of 2014.

Adjusted net loss was $7.5 million, or $0.18 per diluted share, for the third quarter of 2015, compared to adjusted net income of $8.1 million, or $0.33 per diluted share, in the third quarter of 2014.

Adjusted EBITDA was $2.4 million for the third quarter of 2015, compared to $15.5 million for the third quarter of 2014.

Cash and cash equivalents were $53.1 million at September 30, 2015, compared to $62.1 million at December 31, 2014.

Financial Results for the Nine Months Ended September 30, 2015

Net sales were $814.4 million for the first nine months of 2015, compared to $851.3 million for the same period of 2014.

Gross loss was $2.1 million for the first nine months of 2015, compared to a gross profit of $90.1 million for the same period of 2014.

SG&A expenses were $16.3 million and included approximately $1.4 million in acquisition-related expenses for the first nine months of 2015, compared to SG&A expenses of $12.4 million for the same period of 2014.

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Operating loss for the first nine months of 2015 was $18.5 million, compared to operating income of $77.7 million for the same period of 2014.

Net loss available to common stockholders was $19.0 million for the first nine months of 2015, or $0.63 per diluted share, compared to net income available to common stockholders of $7.8 million, or $0.35 per diluted share, for the same period of 2014.

Adjusted net loss was $11.7 million, or $0.39 per diluted share, for the first nine months of 2015, compared to adjusted net income of $50.0 million, or $2.26 per diluted share, for the same period of 2014.

Adjusted EBITDA was $5.1 million for the first nine months of 2015, compared to $78.7 million for the same period of 2014.

Q3 Results Conference Call

Management will host a conference call at 8:00 a.m. PT/11:00 a.m. ET on November 5, 2015. Neil Koehler, Chief Executive Officer, and Bryon McGregor, Chief Financial Officer, will deliver prepared remarks followed by a question and answer session. The webcast for the call can be accessed from Pacific Ethanol's website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1-(970) 315-0267. The pass code will be 69485612#.

If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol's website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Thursday, November 5, 2015 through 11:59 p.m. Eastern Time on Thursday, November 12, 2015. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 69485612#.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted Net Income (Loss) as unaudited income (loss) available to common stockholders before fair value adjustments and warrant inducements, purchase accounting adjustments and gain (loss) on extinguishments of debt. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest, provision for income taxes, purchase accounting adjustments, depreciation and amortization and fair value adjustments and warrant inducements. Tables are provided at the end of this release that provide a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to their most directly comparable GAAP measures. Management provides these non-GAAP measures so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted Net Income (Loss) and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered alternatives to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted Net Income (Loss) and Adjusted EBITDA have limitations as analytical tools and you should not consider these measures in isolation or as a substitute for analysis of the company's results as reported under GAAP.

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About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is the leading producer and marketer of low-carbon renewable fuels in the Western United States. With the addition of four Midwestern ethanol plants in July 2015, Pacific Ethanol more than doubled the scale of its operations, entered new markets, and expanded its mission to be the industry leader in the production and marketing of low carbon renewable fuels. Pacific Ethanol owns and operates eight ethanol production facilities, four in the Western states of California, Oregon and Idaho, and four in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 515 million gallons per year, produce over one million tons per year of ethanol co-products such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes ethanol and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol for the Pacific Ethanol plants as well as for third parties, with over 800 million gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include the Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, market conditions, including the supply of and demand for ethanol and co-products, as well as margins and statements about the benefits of the Aventine acquisition, including future financial and operating results, synergies and cost savings that may result from the acquisition; and Pacific Ethanol’s other plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business and risks associated with acquisition transactions. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products; raw material costs, including ethanol production input costs; changes in governmental regulations and policies; and insufficient capital resources. These factors also include, among others, the inherent uncertainty associated with financial and other projections; integration of Aventine and the ability to recognize the anticipated synergies and benefits of the Aventine acquisition; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in the laws and regulations; changes in tax laws or interpretations that could increase Pacific Ethanol’s consolidated tax liabilities; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 10, 2015.

[Tables Follow]

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PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$380,622	$275,573	$814,419	$851,260
Cost of goods sold	388,002	257,587	816,532	761,153
Gross profit (loss)	(7,380)	17,986	(2,113)	90,107
Selling, general and administrative expenses	7,446	4,392	16,344	12,377
Income (loss) from operations	(14,826)	13,594	(18,457)	77,730
Fair value adjustments and warrant inducements	1,202	(4,378)	1,413	(39,737)
Interest expense, net	(5,167)	(1,133)	(7,187)	(8,370)
Loss on extinguishments of debt	–	–	–	(2,363)
Other income (expense), net	203	(172)	16	(734)
Income (loss) before provision for income taxes	(18,588)	7,911	(24,215)	26,526
Provision (benefit) for income taxes	(3,925)	3,163	(6,095)	13,629
Consolidated net income (loss)	(14,663)	4,748	(18,120)	12,897
Net (income) loss attributed to noncontrolling interests	–	(723)	87	(4,126)
Net income (loss) attributed to Pacific Ethanol	$(14,663)	$4,025	$(18,033)	$8,771
Preferred stock dividends	$(319)	$(319)	$(946)	$(946)
Net income (loss) available to common stockholders	$(14,982)	$3,706	$(18,979)	$7,825
Net income (loss) per share, basic	$(0.36)	$0.16	$(0.63)	$0.40
Net income (loss) per share, diluted	$(0.36)	$0.15	$(0.63)	$0.35
Weighted-average shares outstanding, basic	41,861	22,986	30,170	19,713
Weighted-average shares outstanding, diluted	41,861	24,307	30,170	22,073

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30,	December 31,
ASSETS	2015	2014
Current Assets:
Cash and cash equivalents	$53,056	$62,084
Accounts receivable, net	51,379	34,612
Inventories	48,238	18,550
Income tax receivables	14,097	–
Prepaid inventory	11,100	11,595
Other current assets	5,084	12,710
Total current assets	182,954	139,551
Property and equipment, net	472,632	155,302
Other Assets:
Intangible assets, net	2,566	2,786
Other assets	9,882	1,863
Total other assets	12,448	4,649
Total Assets	$668,034	$299,502

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2015	2014

Current Liabilities:
Accounts payable – trade	$41,447	$13,122
Accrued liabilities	5,846	6,203
Current portion – capital leases	4,217	4,077
Current portion – long-term debt	17,003	–
Other current liabilities	7,120	2,045
Total current liabilities	75,633	25,447

Long-term debt, net of current portion	190,166	34,533
Capital leases, net of current portion	5,279	2,055
Warrant liabilities at fair value	501	1,986
Deferred tax liabilities	5,293	17,040
Other liabilities	20,451	459
Total Liabilities	297,323	81,520

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized;
Series A: 0 shares issued and outstanding as of September 30, 2015 and December 31, 2014
Series B: 927 shares issued and outstanding as of September 30, 2015 and December 31, 2014	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 38,986 and 24,499 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	39	25
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 3,540 and no shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	4	–
Additional paid-in capital	901,978	725,813
Accumulated deficit	(531,311)	(512,332)
Total Pacific Ethanol, Inc. Stockholders’ Equity	370,711	213,507
Noncontrolling interests	–	4,475
Total Stockholders’ Equity	370,711	217,982
Total Liabilities and Stockholders’ Equity	$668,034	$299,502

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Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2015	2014	2015	2014
Net income (loss) available to common stockholders	$(14,982)	$3,706	$(18,979)	$7,825
Adjustments:
Fair value adjustments and warrant inducements	(1,202)	4,378	(1,413)	39,737
Purchase accounting adjustments	8,700	–	8,700
Extinguishments of debt	–	–	–	2,363
Total adjustments	7,498	4,378	7,287	42,100
Adjusted net income (loss)	$(7,484)	$8,084	$(11,692)	$49,925

Adjusted net income (loss) per share – diluted	$(0.18)	$0.33	$(0.39)	$2.26

Weighted-average shares outstanding, diluted	41,861	24,307	30,170	22,073

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2015	2014	2015	2014
Net income (loss) attributed to Pacific Ethanol	$(14,663)	$4,025	$(18,033)	$8,771
Adjustments:
Interest expense*	5,158	928	7,022	7,523
Provision (benefit) for income taxes*	(3,925)	3,007	(6,095)	13,473
Purchase accounting adjustments	8,700	–	8,700	–
Fair value adjustments and warrant inducements	(1,202)	4,378	(1,413)	39,737
Depreciation and amortization expense*	8,355	3,116	14,919	9,168
Total adjustments	17,086	11,429	23,133	69,901

Adjusted EBITDA	$2,423	$15,454	$5,100	$78,672

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* Adjusted for noncontrolling interests.

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Commodity Price Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2015	2014	2015	2014
West production gallons sold (in millions)	47.0	46.8	139.1	133.1
Central production gallons sold (in millions)	62.6	–	62.6	–
Ethanol third party gallons sold (in millions)	102.0	86.9	286.3	245.5
Total ethanol gallons sold (in millions)	211.6	133.7	488.0	378.6

Average ethanol sales price per gallon	$1.67	$2.32	$1.69	$2.59
Average CBOT ethanol price per gallon	$1.51	$2.02	$1.53	$2.16

Corn cost – CBOT equivalent	$3.72	$3.88	$3.74	$4.40
Average basis	$0.37	$1.27	$0.62	$1.22
Delivered corn cost	$4.09	$5.15	$4.36	$5.62

Total co-product tons sold (in thousands)	670.0	385.0	1,398.1	1,100.8
Co-product return % (1)	39.0%	30.8%	36.3%	33.9%

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(1) Co-product revenue as a percentage of delivered cost of corn.

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